LanzaTech and Plastipak Partner to Produce World’s First PET Resin Made from Waste Carbon Chicago, IL (May 18 , 2023) – LanzaTech Global, Inc. (Nasdaq: LNZA), an innovative carbon capture and transformation (“CCT”) company that converts waste carbon into materials such as sustainable fuels, fabrics, packaging, and other products that people use in their daily lives, and Plastipak Packaging, Inc. (“Plastipak”), a global leader in the design, manufacture, and recycling of plastic containers, announce they have successfully produced PPKNatura, the world’s first polyethylene terephthalate (PET) resin made from captured carbon emissions. The resin is suitable for food, personal care, and pharmaceutical packaging, as well as other non-packaging applications. PET is a polymer that is molded into plastic bottles and containers for packaging foods and beverages, personal care products, and many other consumer goods. PET resin comprises 30% monoethylene glycol (MEG) traditionally derived from petroleum. PPKNatura leverages CarbonSmart™ MEG from LanzaTech’s CCT process. It retains the technical properties of virgin fossil PET while carrying a lower carbon footprint. Thus, PPKNatura can be used for traditional food and pharmaceutical grade packaging and other sensitive applications such as hot-fill, refillables, and applications where a low crystallinity is required. Non- packaging PET applications can also take advantage of this ground-breaking resin. PPKNatura resin reduces greenhouse gas emissions, and its production process does not require land or food resources. In addition, packaging made out of this material can be fully recycled at the end of its life, keeping the carbon in a circular material cycle. Leading Swiss retailer Migros and its subsidiary Mibelle Group were the first to use this PET in in-house brand packaging, including in creating PET bottles for smoothies and the containers of household cleaners that also contained LanzaTech ethanol as a key ingredient. “LanzaTech’s commercial technology is designed to enable our partners in diverse industries to reduce their carbon footprint and overall environmental impact,” said Jennifer Holmgren, Chief Executive Officer of LanzaTech. “Our partnership with Plastipak is critical to demonstrating what is possible today. Today we are producing food- and pharmaceutical-grade packaging and are well on our way to creating a more sustainable future for all.” LanzaTech’s CCT technology works like a brewery in which proprietary bacteria consume pollution and convert it into CarbonSmart chemicals. Those chemicals are then turned into products ranging from clothing and laundry detergent to sustainable aviation fuel. Using a variety of waste feedstocks, LanzaTech’s technology platform is creating a future where consumers are not dependent on virgin fossil inputs for everything in their daily lives. “We are delighted to partner with LanzaTech to achieve early progress in our ambition to produce PET with lower environmental impacts. The use of CarbonSmart MEG is a first and important milestone in our journey toward this goal, and combined with use of renewable electricity in the production process, has contributed to significant progress in indicators such as carbon reduction and use of fossil resources. PPKNatura resin is one element of Plastipak’s ESG program, which among other initiatives, targets the extension of our product circularity with the intent of supporting customers in reducing their Scope 3 emissions. We look forward to a long and mutually beneficial partnership with LanzaTech as we work together to achieve our long-term goals.” said Pedro Martins, Executive Managing Director Europe of Plastipak. “The use of fossil fuels must be avoided. Where this is not possible, it makes sense to include greenhouse gases in products so that the gases do not contribute to global warming and climate change,” says Christoph Meili, a specialist in life cycle assessments at WWF Switzerland. About Plastipak Packaging, Inc. Plastipak Packaging, Inc., a wholly-owned subsidiary of Plastipak Holdings, Inc., is a world leader in the design and manufacture of high-quality, rigid plastic containers for the food, beverage, and consumer products industries. Plastipak is also a leading recycler of rigid plastic packaging, producing food-grade post-consumer recycled resin for inclusion in new packaging. Plastipak operates more than 40 sites in the United States, South America and Europe, with a total of over 6,500 employees. Its customers include some of the world’s most respected and recognized consumer brands. Plastipak is also a leading innovator in the packaging industry, holding more than 420 United States patents for its state-of-the-art package designs and manufacturing processes. In addition, Plastipak licenses various packaging technologies around the world. Plastipak was founded in 1967 and is headquartered in Plymouth, Michigan. Additional information about Plastipak can be found at its website www.plastipak.com Statements in this press release concerning Plastipak’s intentions, expectations or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations or beliefs, and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Forward-looking statements speak only as of the time made, and the Company assumes no obligation to publicly update any such statements. About LanzaTech

Headquartered in Skokie, IL, LanzaTech Global, Inc. (Nasdaq: LNZA) captures waste carbon and transforms it into materials such as sustainable fuels, fabrics, packaging, and other products. Using a variety of waste feedstocks, LanzaTech’s technology platform is contributing to a future where consumers are not dependent on virgin fossil feedstocks for everything in their daily lives. LanzaTech’s goal is to challenge and change the way the world uses carbon, enabling a new circular carbon economy where carbon is reused rather than wasted, skies and oceans are kept clean, and pollution becomes a thing of the past. For more information about LanzaTech visit https://lanzatech.com. Forward-Looking Statements This press release includes forward-looking statements regarding LanzaTech based on the beliefs and assumptions of its management. Although LanzaTech believes that its plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, LanzaTech cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. You should not put undue reliance on these statements, which speak only as of the date hereof. LanzaTech undertakes no obligations to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, except as required by law. # # # Contacts: Media Contact - LanzaTech Kit McDonnell, Director of Communications Kit.McDonnell@lanzatech.com Investor Relations Contact - LanzaTech Omar El-Sharkawy Director, Corporate Development LanzatechIR@icrinc.com Business Development Europe – Plastipak Filip Petrovic Business Development Manager Europe fpetrovic@plastipak.eu